Christensen

China Agri-Business, Inc

Investor and Media Relations Service Agreement

By Christensen

March 31, 2010

Christensen

March 31, 2010

Mr. Liping Deng
Chief Executive Officer
China Agri-Business, Inc.
Building 2, Unit 1, 15th floor
Ling Xian Xin Cheng
Gaoxin Road 86
Hi-Tech Industries Development Zone
Xian, Shaanxi
China 710065

Re: Letter of Agreement

Dear Sir/Madam,

The purpose of this letter (the "Agreement") is to confirm the engagement of Christensen International Limited ("Christensen") by China Agri-Business, Inc. (the "Company") as investor and media relations agent for the Company.

1. **Scope of work:**

The Company hereby retains Christensen to provide investor relations services as follows:

- Financial Media and Public Relation Outreach
- Investor Relations Consulting
- Investor/ Sell-side Analysts Targeting and Outreach:
  - develop a list of potential institutional investors and analysts; organize meetings with such investors and analysts for the Company's management
- Produce and update information material:
  - Business Plan
  - Website
  - Corporate presentation
  - Factsheet

- Write and distribute press releases
- Assist the Company in the release of its quarterly and annual earnings, including press releases, conference call logistics, preparation (Q&As, speaker training, etc.) and hosting/monitoring
- Provide capital markets and disclosure training to the Company's Management and IR staff

2. Term:

This Agreement is for twelve months from April 1, 2010 until March 31, 2011. This Agreement shall automatically renew thereafter on an annual basis until terminated by mutual written agreement in accordance with Section 7 hereunder.

3. Compensation:

In consideration for the services rendered by Christensen hereunder, the Company will pay Christensen an annual fee of US$100,000.00 payable quarterly in advance in installments of US$25,000.00

Payment is due upon receipt of Christensen's invoices.

4. Expenses:

In addition to any fees payable to Christensen hereunder, the Company hereby agrees to reimburse Christensen all reasonable expenses incurred in connection with, or arising out of, Christensen's activities and those of its affiliates or partners under or contemplated by this Agreement, including but not limited to any event-related expenses such as lodging and travel for both the Company employees and Christensen consultants, analyst meeting, press conference, deal and non-deal related global roadshow, press release distribution through wire, investor/media teleconference, telephone fee, newsclipping fee and webcast etc. Any approved expense and expense within the budget approved by the Company should be remitted to Christensen upon receipt of said invoice.

5. The Company's Responsibilities:

Throughout the term of this Agreement, the Company shall provide Christensen such necessary information and documentation on a timely basis for Christensen to render its services to the Company hereunder.

6. **Governing Law and Jurisdiction:**

This Agreement shall be governed by and construed in accordance with the laws of New York State.

7. **Termination:**

After March 31, 2011, each party will have the right to terminate this Agreement upon 60 days' written notice by the terminating party to the other party as per Section 10 hereunder.

Should the Company's invoices remain outstanding for more than 30 days, Christensen may terminate the Agreement immediately. With respect to any fee and expenses accrued and unpaid at the early termination, the provisions of Sections 4, 5, 7 and 8 of this Agreement shall survive said termination.

8. **Confidentiality:**

(a) Christensen acknowledges that it may have access to the Company's confidential business and/or financial information and it may be considered an "insider" under the applicable securities law with respect to such confidential information. Christensen hereby agrees not to, nor cause or permit each of its affiliates, partners, independent contractors or employees (collectively, the "Affiliates") to use or disclose any confidential information of the Company ("Confidential Information") to any other party, other than (i) with the prior written consent of the Company, (ii) subject to subsection (b) below, as required by law, rule, regulation, court order, or other legal, governmental or administrative process, or (iii) to their respective Affiliates who need to know such information in connection with Christensen's performance of its obligations under this Agreement; provided that any such Affiliates agree, in writing, not to use or disclose any such Confidential Information except as set forth in Section 8(a)(i) and Section 8(a)(ii).

(b) This Section 8 shall not prohibit Christensen from complying with any law, rule, regulation, subpoena, court order or other legal or administrative process; provided that Christensen shall at the earliest practicable date provide a copy of the subpoena, court order or other relevant document to the Company, it being

the intention of the parties hereto to give the Company a fair opportunity to take appropriate steps to prevent the unnecessary and/or improper use or disclosure of Confidential Information as determined by the Company in its sole discretion.

9. Miscellaneous:

This Agreement constitutes the entire agreement between parties hereto with respect to the subject matter hereof, supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and cannot be amended or terminated except in writing executed by the parties hereto. The provisions hereof shall inure to the benefit of and be binding upon the successors and assigns of the Company and Christensen, but this Agreement shall not be assignable or transferable by any party hereto without the prior written consent of the other party.

10. Notices:

All notices sent to either party under this Agreement shall be sent by first class mail, postage pre-paid, and addressed to the parties as follows (or to such other address as either party may provide to the other from time to time):

If to the Company, to:

Mr. Liping Deng
Chief Executive Officer
China Agri-Business, Inc.
Building 2, Unit 1, 15th floor
Ling Xian Xin Cheng
Gaoxin Road 86
Hi-Tech Industries Development Zone
Xian, Shaanxi
China 710065

If to Christensen, to:

Christensen International Limited
Unit 1701, 17/F
Overseas Trust Bank Building
160 Gloucester Road
Wanchai, Hong Kong

Christensen

CHRISTENSEN INTERNATIONAL LIMITED

By: ______________________
Rene Vanguestaine

Accepted and Agreed to
This 31st Day of March, 2010

CHINA AGRI-BUSINESS, INC.

By: ______________________

Accepted and Agreed to
This 31st Day of March, 2010